UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2017

ZELTIQ Aesthetics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35318	27-0119051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4410 Rosewood Drive
Pleasanton, CA 94588
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (925) 474-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2017 Salaries

On January 18, 2017, the Compensation Committee of ZELTIQ approved increased base salaries for the following Executive Officers:

Officer	Title	Salary
Mark Foley	President and Chief Executive Officer	$650,000
Taylor Harris	Senior Vice President and Chief Financial Officer	$375,000
Sergio Garcia	Senior Vice President, General Counsel and Secretary	$335,000

2017 Bonus Plan

On January 18, 2017, the Compensation Committee of ZELTIQ established the ZELTIQ 2017 Corporate Bonus Plan (the “Plan”) pursuant to and consistent with the ZELTIQ Aesthetics, Inc. 2016 Executive Performance Award Plan. Pursuant to the Plan, each employee has been assigned a target bonus equal to a percentage of that employee’s annual base salary.

Under the Plan, the target bonus as a percentage of base salary for each of the following Executive Officers was as follows:

Officer	Title	Percentage of Base Salary
Mark Foley	President and Chief Executive Officer	110%
Taylor Harris	Senior Vice President and Chief Financial Officer	70%
Sergio Garcia	Senior Vice President, General Counsel and Secretary	50%

In the case of Mr. Foley, 100% of his bonus will be determined based upon ZELTIQ’s achievement of the “Corporate Objective,” which is achieved if (1) the company’s actual 2017 revenue equals the revenue set forth in the company’s budget, and (2) the company’s actual 2017 EBITDA (earnings before interest, taxes, depreciation and amortization) (excluding stock-based compensation) equals the EBITDA (excluding stock-based compensation) set forth in the company’s budget. In the case of the other Executive Officers, 70% of their respective bonuses will be determined based upon ZELTIQ’s achievement of the “Corporate Objective,” and the remainder based upon their respective performances as against their respective individual goals, which will be determined by the Compensation Committee of ZELTIQ at a later date, which shall be prior to the 90th day of 2017.

The Plan is subject to review and modification by the Compensation Committee of ZELTIQ at its discretion, and the Compensation Committee is authorized to decrease the amount initially determined to be a bonus for each participant under the Plan at its sole discretion.

2017 Equity Grants

On January 18, 2017, the Compensation Committee of ZELTIQ granted stock options and restricted stock units (“RSUs”) to certain of the Executive Officers. These equity awards were granted under ZELTIQ’s 2011 Equity Incentive Plan and, to the extent applicable, ZELTIQ’s 2016 Executive Performance Award Plan. The numbers of shares subject to these equity awards were as follows:

Officer	Title	Number of Shares Subject to Stock Options	Number of Shares Subject to RSUs
Mark Foley	President and Chief Executive Officer	72,254	37,861
Taylor Harris	Senior Vice President and Chief Financial Officer	22,232	11,649
Sergio Garcia	Senior Vice President, General Counsel and Secretary	16,674	8,737

The stock options have an exercise price equal to the closing sale price of a share of ZELTIQ common stock on the date of grant, and vest over four years. The RSUs vest in equal annual installments over four years.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZELTIQ AESTHETICS, INC.

Dated: January 24, 2017	By:	/s/ Sergio Garcia
Sergio Garcia
Senior Vice President, General Counsel & Secretary